Exhibit 99.1

RUTHERFORD, N.J., Oct. 28 /PRNewswire-FirstCall/ — AXS-One Inc. (Amex: AXO), a leading provider of Records Compliance Management (RCM) software solutions today announced its financial results for the third quarter and nine-month period ended September 30, 2004.

Revenues for the quarter were $9.1 million, a 10 percent decrease from the $10.2 million reported in the corresponding prior year period. License revenues were $1.3 million, including $0.9 million (70 percent) related to e-mail management and archiving products, an increase of 30 percent from the previous quarter but a decrease of 47 percent from the $2.5 million in total license revenues reported in the same quarter last year. Operating expenses increased 18 percent from the same quarter last year as a result of management’s focus on improving key aspects of the organization, including sales, marketing and research and development, to better position the company to exploit the opportunities for long term success created by global compliance and governance drivers. As a result of these initiatives, sales and marketing expenses increased 28 percent and R&D expenses increased 23 percent from the same quarter last year. The Company reported an operating loss of $1.7 million versus operating income of $1.1 million in the third quarter of 2003. The Company reported a net loss of $1.7 million, or ($0.06) per diluted share, versus net income of $918,000, or $0.04 per diluted share last year.

For the quarter, 54 percent of the license revenue recognized was with customers inside the United States, while 46 percent was recognized internationally.

For the first nine months of 2004, revenues increased 1.1 percent to $29.6 million, compared to $29.2 million reported for the first nine months of 2003. License fees decreased 5.6 percent to $4.8 million compared to license fees of $5.1 million for the first nine months of 2003. Total operating expenses, including the restructuring and other costs, increased 20 percent to $32.9 million compared to $27.5 million for the first nine months of 2003. The Company reported an operating loss of $3.4 million compared to operating income of $1.7 million for the first nine months of 2003. The net loss for the nine-month period was $3.5 million, or ($0.13) per diluted share, compared to net income of $1.5 million, or $0.06 per diluted share, for the first nine months of 2003.

The Company’s balance sheet reported $6.7 million in cash and cash equivalents as of September 30, 2004, an increase from $2.9 million as of December 31, 2003, primarily as a result of the $7.7 million private placement completed in April 2004. The Company carries no long-term debt.

Highlights from the Third Quarter include:

•                  Initial sales of AXS-Link(TM) for SAP, AXS-One’s SAP archiving solution certified by SAP in March 2004 and the establishment of a pipeline

•                  Additional business for Records Compliance Management software with marquee Financial Services accounts in North America

•                  Major wins for Enterprise Financials including one of Australia’s largest retailers

•                  Significant wins for AXS-One’s e-delivery solution within the European travel industry, including five out of the top ten tour operators and one of the largest ferry operators.  These agreements give AXO a recurring transaction fee from the organizations that account for nearly 50 percent of all passenger bookings made by Civil Aviation Authority (CAA)—regulated travel agents.

•                  An alliance with NuTech Integrated Systems, a systems integrator of enterprise-level messaging solutions with focus on the financial services sector.

“During the third quarter, we were able to deliver wins across our entire product portfolio, including our new products such as AXS-Link for SAP, where we won business against an entrenched market leader,” commented Bill Lyons, chairman and chief executive officer of AXS-One. “The predictable revenue stream that our e-delivery solutions will provide in addition to our ability to significantly expand the number and size of opportunities within our installed accounts worldwide provides a solid foundation, coupled with optimism about our growth prospects both in the fourth quarter and 2005. The opportunities to develop agreements with partners, including major global organizations such as Sun Microsystems and SAP, remain substantial. We continue to be extremely confident in our ability to leverage these opportunities worldwide, which should enable us to achieve our strategic objectives — grow the business and deliver enhanced shareholder value.”

About AXS-One Inc.

AXS-One (AMEX: AXO) is a leading provider of Records Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One web site at http://www.axsone.com.

AXS-One, the AXS-One logo, “Access Tomorrow Today,” AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Retention Manager, “The Records Compliance Management Company,” e-Cellerator, AXS Desk, “AXS-One Collaboration FrameWorks,” SMART, AXS-Link and Tivity are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXO’s Securities and Exchange Commission filings.

Company Contact:	IR Contact:
William Levering	Matthew Hayden
AXS-One Inc.	Hayden Communications
wlevering@axsone.com	matt@haydenir.com
(201) 935-3400	(858) 456-4533

AXS-ONE INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,681	$2,946
Accounts receivable, net of allowance for doubtful accounts	5,788	5,541
Due from joint venture	127	107
Prepaid expenses and other current assets	876	659
Total current assets	13,472	9,253

Equipment and leasehold improvements, net of accumulated depreciation	411	336
Capitalized software development costs, net of accumulated amortization	2,106	2,364
Other assets	185	197
Total assets	$16,174	$12,150

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$—	$547
Accounts payable and accrued expenses	5,515	4,848
Due to joint venture	—	4
Deferred revenue	9,258	8,946
Total current liabilities	14,773	14,345

Long-term deferred revenue	505	1,504

Stockholders’ equity (deficit):	896	(3,699)
Total liabilities and stockholders’ equity (deficit)	$16,174	$12,150

The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed by the Company with the U.S. Securities and Exchange Commission (SEC).  Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

This press release contains forward-looking statements.  Such statements are only predictions, and actual events or results may differ materially.  All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company’s documents and reports filed from time to time with the Securities and Exchange Commission.

AXS-ONE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
License fees	$1,306	$2,459	$4,770	$5,054
Services	7,759	7,681	24,621	23,930
Other-related parties	80	71	181	260
Total revenues	9,145	10,211	29,572	29,244

Operating expenses:
Cost of license fees	693	371	1,479	1,090
Cost of services	4,129	3,815	12,926	11,782
Sales and marketing	2,271	1,780	6,696	5,535
Research and development	2,081	1,697	6,017	4,949
General and administrative	1,714	1,483	4,811	4,146
Restructuring and other costs	(83)	—	1,020	—
Total operating expenses	10,805	9,146	32,949	27,502
Operating income (expense)	(1,660)	1,065	(3,377)	1,742
Other income (expense):
Interest income	40	17	105	49
Interest expense	—	(48)	(14)	(167)
Gain on sale of subsidiary	—	—	—	71
Equity in income (losses) of joint ventures	(40)	(81)	(122)	34
Other income (expense), net	(17)	(6)	(68)	(172)
Other expense, net	(17)	(118)	(99)	(185)
Net income (loss) before income taxes	$(1,677)	$947	$(3,476)	$1,557
Income tax benefit (expense)	18	(29)	(10)	(57)
Net income (loss)	$(1,659)	$918	$(3,486)	$1,500

Basic net income (loss) per common share	$(0.06)	$0.04	$(0.13)	$0.06
Weighted average basic common shares outstanding	28,106	24,960	27,094	24,929

Diluted net income (loss) per common share	$(0.06)	$0.04	$(0.13)	$0.06
Weighted average diluted common shares outstanding	28,106	26,228	27,094	25,932

The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed by the Company with the U.S. Securities and Exchange Commission (SEC).  Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

This press release contains forward-looking statements.  Such statements are only predictions, and actual events or results may differ materially.  All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company’s documents and reports filed from time to time with the Securities and Exchange Commission.